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                                                                  Exhibit 10.8

                                 PROMISSORY NOTE




$350,000.00                                                     March 17, 1995


     FOR VALUE RECEIVED, ELWOOD L. LA FORGE, JR. AND MARY G. LA FORGE (individually and collectively, the "Maker"), having an address at 51 Southridge Court, Ridgefield, Connecticut 06877 jointly and severally promise to pay to the order of BLYTH INDUSTRIES, INC. (the "Holder" or "holder", which term shall also include all subsequent holders of this Note) the principal amount of THREE HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($350,000.00), together with interest thereon as provided for below. Such principal amount shall be payable by the Maker in seven (7) consecutive annual payments, commencing on March 1, 1997 and continuing on March 1 of each year thereafter with the final seventh payment due on March 1, 2003 ("the Final Maturity Date") with each such payment to be in the amount of $50,000. All payments shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts. Maker shall pay interest in arrears at the rate provided for below on the unpaid principal balance hereof outstanding from time to time until paid in full. Interest shall commence to accrue on the date hereof. Interest shall be payable by the Maker, annually, in arrears, commencing on March 1, 1996 and continuing on each succeeding March 1 thereafter until the principal hereunder is paid in full.

     The Maker hereby represents that they are applying the proceeds of the loan evidenced by this Note for the purchase by the Maker of a principal residence in Ridgefield, Connecticut.

     The rate of interest hereunder shall be equal to 5 percent (5%) per annum (the "Interest Rate"). After the Final Maturity Date and during any period in which any other Event of Default (as hereinafter defined) is continuing, the rate of interest hereunder shall be increased, at the option of the holder hereof, to a rate of two percent (2%) in excess of the rate that would otherwise be charged hereunder. Anything contained in this Note to the contrary notwithstanding, the holder does not intend to charge and the Maker shall not be required to pay interest in excess of the maximum permitted under applicable law and any interest paid in excess of such maximum shall be either refunded to the Maker or credited against principal hereunder.

     All payments of principal of and interest on this Note shall be made to the holder hereof at such address as the holder specifies.

     Payment of this Note is secured by a certain Mortgage, of even date herewith, from the Maker to the Holder, with respect to the property located at 51 Southridge Court, Ridgefield, Connecticut 06877 (the "Mortgage").



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     Each of the following should constitute an Event of Default hereunder:

         (a) Default in the payment or prepayment when due of any principal of or interest on this Note and such default shall continue for a period of at least ten (10) days after the holder hereof shall have given the Maker notice of such default; or

         (b) The Maker shall become insolvent or admit in writing his or her inability to pay his or her debts as they mature; or the Maker applies for, consents to, or acquiesces in the appointment of, a trustee or receiver for the Maker or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for the Maker or for a substantial part of the property of the Maker and is not discharged within 60 days; or

         (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is instituted by or against the Maker and is consented to or acquiesced in by the Maker or remains for 60 days undismissed; or

         (d)  Death of Elwood L. La Forge, Jr. or

         (e) Any termination (with or without cause) of the employment of Elwood L. La Forge, Jr. with Blyth Industries, Inc., its subsidiaries, or any of its affiliates.

     Upon the occurrence and anytime during the continuance of any Event of Default, the holder hereof shall have the right, upon written notice to the Maker, to declare the entire unpaid principal and interest hereunder and any other indebtedness owed by the Maker to the holder to be immediately due and payable and upon such declaration such principal, interest and other indebtedness shall become immediately due and payable; provided, however, that in the case of any Event of Default under clauses (b) and (c) above, such principal and interest hereunder and other indebtedness shall become immediately due and payable without any such declaration or notice; provided, further, that in the case of any Event of Default under clause (d), the holder hereof shall have the right any time after the day of death, upon written notice to the Maker or Maker's representatives, to declare the entire unpaid principal and interest hereunder and any other indebtedness owed by the Maker to the holder to be due and payable on any date (the "selected date") which is at least seventy-five (75) days after the day of death and if such notice is given, such principal, interest and other indebtedness shall become due and payable on the selected date; provided, further, that in the case of any Event of Default under clause (e), the holder hereof shall have the right any time on or after the date of termination of employment, upon notice to the Maker, to declare the entire unpaid principal

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hereunder and any other indebtedness owed by the Maker to the holder to be due and payable one year after the date such notice is given and if such notice is given, such principal, interest and other indebtedness shall become due and payable one year after the date such notice is given. The Mortgage provides for additional events upon which the principal of this Note may be accelerated and the Holder shall have the right to accelerate the principal of this Note, whether the right to accelerate is given under this Note or the Mortgage.

     Any written notice hereunder shall be by: (i) registered mail, return receipt requested, postage prepaid, to the Maker and, in such case, shall be deemed given three (3) days after mailed or (ii) by Federal Express or other nationally recognized overnight courier to the Maker, and, in such case, shall be deemed given two (2) days after sent, or (iii) hand delivery and, in such case, shall be deemed given when delivered or (iv) such method of notice as shall be permitted under the Mortgage. Any notices by the holder to the Maker shall be made sent notice address set forth in the first paragraph of this Note (or such other address as the Maker may designate by notice to the holder by notice sent by any of the methods referred to in clauses (i), (ii), (iii) or
(iv) of the prior sentence.

     No course of dealing between the Maker and the holder hereof or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of the holder hereof.

     The Maker and any endorsers, guarantors, and sureties hereof, for themselves and their respective representatives, heirs, successors and assigns expressly (a) waive, to the fullest extent permitted under law, presentment, demand, protest, notice of dishonor, notice of non-payment, notice of acceptance, notice of maturity, notice of default, notice of protest, notice of demand and all other notices to which each of them may otherwise be entitled, and (b) consent that the Holder may release or surrender, exchange or substitute any property now held or which may hereafter be held as security for the payment of this Note, may add any property as security, or may extend the time for payment or otherwise modify the terms of payment of any part of or the whole of the debt evidenced hereby, all without releasing the obligations of any such party for the payment of this Note. The holder may release any such party from the obligations without in any way affecting the obligations of any such other party(ies). This Note shall be binding upon the Maker and Maker's successors, assigns, heirs and representatives and shall inure to the benefit of the holder and its successors, assigns, heirs and representatives.

     Maker shall have the right to prepay, in whole or in part, without penalty, the principal or any interest hereunder. Unless waived by the Holder, all prepayments of principal (whether mandatory or voluntary) shall be accompanied by the simultaneous payment of the interest accrued in the amount prepaid. All payments shall be applied as follows: first to costs and expenses of collection and enforcement of holder's rights under this Note, second to accrued and unpaid interest, and third to the outstanding principal hereunder. All prepayments of principal shall, unless the holder otherwise agrees, be applied in inverse order of maturity.


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     The Maker agrees to reimburse the holder for all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the holder of this Note in collecting or otherwise enforcing this Note or otherwise protecting the interests of the holder hereof. This Note shall be governed by, and construed in accordance with, the laws of the State of Connecticut. Maker hereby submits to the non-exclusive personal jurisdiction of the courts of the State of Connecticut with respect to any suit or action relating to this Note or the Mortgage.

     Nothing contained herein shall be construed to (1) constitute an employment contract (whether express or implied) or (2) restrict, limit or otherwise interfere with the right of Blyth Industries, Inc., its subsidiaries or affiliates to at any time terminate the employment of Elwood L. La Forge, Jr.


WITNESS:


/s/ Claudia K. St. John                      /s/ Elwood L. LaForge, Jr.
------------------------                     --------------------------
Claudia K. St. John                          Elwood L. La Forge, Jr.

/s/ Claudia K. St. John                      /s/ Mary G. LaForge
------------------------                     ----------------------------
Claudia K. St. John                          Mary G. La Forge



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